         June 22, 2011

Contact:	Douglas J. Glenn
Executive Vice President, General Counsel and
Chief Operating Officer
(757) 217-3634

HAMPTON ROADS BANKSHARES ANNOUNCES AGREEMENT TO SELL
CHARLOTTESVILLE BRANCH TO THE PAGE VALLEY BANK

Norfolk, Virginia, June 22, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, today announced that it has entered into a definitive agreement with The Page Valley Bank (“Page Valley”) of Luray, Virginia, a wholly-owned subsidiary of Blue Ridge Bankshares, Inc. (BRBS.PK), whereby Page Valley will purchase all deposits and selected assets associated with the Company’s Gateway Bank branch in Charlottesville, Virginia.  The sale is expected to be completed in the fourth quarter of 2011, subject to regulatory approvals and customary closing conditions.  The terms of the transaction were not disclosed.

John A.B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer commented, “Today’s announcement reflects another step in our plan to improve our operating efficiency by focusing on our community banking activities in our core markets.  Given Page Valley’s emphasis on quality, ethics and superb customer relations, we are confident that the customers and employees of the Charlottesville office will be in good hands.”

Monte L. Layman, President and Chief Executive Officer of The Page Valley Bank, said, “We are very excited about the opportunity to join and serve the Charlottesville community.  We remain faithfully dedicated to crafting creative and flexible financial solutions for the needs of all current and future clients.”

The Company was advised by Sandler O’Neill & Partners, L.P. on this transaction.

Caution About Forward-Looking Statements
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about whether the sale of certain deposits and assets of the bank occur as planned, the timing of such transactions and their impact on the Company's efficiency, profitability and efforts to implement Company strategies.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, those factors addressed in the Company’s most recent prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on June 15, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates forty-six banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.
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